Exhibit 99.1
L BRANDS REPORTS SECOND QUARTER 2020 RESULTS

COLUMBUS, Ohio, Aug. 19, 2020 - L Brands, Inc. (NYSE: LB) today reported second quarter earnings results.

Consistent with expectations disclosed in the company’s July 28, 2020 business update, net sales were $2.319 billion for the quarter ended Aug. 1, 2020, a decrease of 20 percent compared to sales of $2.902 billion for the quarter ended Aug. 3, 2019. The company’s stores were closed during periods of time throughout the second quarter due to the COVID-19 pandemic. As of the end of the second quarter, most Bath & Body Works and Victoria’s Secret stores in North America have reopened.

Total Bath & Body Works second quarter sales in the United States and Canada were $1.197 billion, an increase of 13 percent compared to $1.061 billion last year. Sales at the Bath & Body Works direct business, which remained open throughout the quarter, increased by 191 percent to $518.6 million compared to $178.4 million last year. Bath & Body Works second quarter store comparable sales increased 87 percent during the period in which stores were open.

Total Victoria’s Secret second quarter sales in the United States and Canada were $977.5 million, a decrease of 39 percent compared to $1.606 billion last year. Sales at the Victoria’s Secret direct business, which remained open throughout the quarter, increased by 65 percent to $613.9 million compared to $373.1 million last year. Victoria’s Secret second quarter store comparable sales decreased 10 percent during the period in which stores were open.

Reported loss per share for the second quarter ended Aug. 1, 2020, was $0.18 compared to earnings per share of $0.14 for the quarter ended Aug. 3, 2019. Second quarter operating income was $44.0 million compared to $174.6 million last year, and net loss was $49.6 million compared to net income of $37.6 million last year.

The second quarter reported results include the following special items:

In 2020, net charges of $0.42 per share, as follows:

•	A pre-tax non-cash charge of $117.1 million ($0.35 per share) related to the impairment of certain Victoria’s Secret lease and store assets;

•	A pre-tax charge of $80.8 million ($0.23 per share), principally severance, related to previously announced restructuring actions;

•
A pre-tax net gain, primarily non-cash, of $36.3 million ($0.09 per share) related to the closure and termination of our lease and the related liability for the Victoria’s Secret Hong Kong flagship store; and,

•	An income tax benefit of $20.5 million ($0.07 per share) related to recent changes in tax legislation included in the CARES act.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

In 2019:

•	A pre-tax charge of $39.6 million ($0.11 per share) related to the early extinguishment of debt.

Excluding these special items, adjusted earnings per share for the second quarter ended Aug. 1, 2020 were $0.25 per share compared to $0.24 for the quarter ended Aug. 3, 2019. Adjusted second quarter operating income was $205.7 million compared to $174.6 million last year, and adjusted net income was $69.0 million compared to $67.6 million last year.

At the conclusion of this press release is a reconciliation of reported-to-adjusted results, including a description of the above items.

Given the continuing high level of uncertainty in the current environment, the company is not providing third quarter or full-year 2020 earnings guidance.

Earnings Call and Additional Information
Additional second quarter financial information, including management commentary, is currently available at www.LB.com.  L Brands will conduct its second quarter earnings call at 9:00 a.m. Eastern on August 20.  To listen, call 1-888-946-7609 (international dial-in number: 1-517-308-9411); conference ID 6362067.  For an audio replay, call 1-888-566-0478 (international replay number: 1-203-369-3051); conference ID 6362067 or log onto www.LB.com.

ABOUT L BRANDS:
L Brands, through Bath & Body Works, Victoria’s Secret and PINK, is an international company. The company operates 2,709 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are also sold in more than 700 franchised locations worldwide. The company’s products are also available online at www.BathandBodyWorks.com and www.VictoriasSecret.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

•
General economic conditions, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•
divestitures or other dispositions, including any divestiture of Victoria’s Secret and related operations, could negatively impact our business, and contingent liabilities from businesses that we have sold could adversely affect our financial statements;

•	the seasonality of our business;

•	difficulties arising from turnover in company leadership or other key positions;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	liabilities arising from divested businesses;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, environmental hazards or natural disasters;

•	significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in infected areas;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	shareholder activism matters;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party or company information;

•	our ability to comply with laws and regulations or other obligations related to data privacy and security;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Brooke Wilson
(614) 415-6704	(614) 415-6042
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
SECOND QUARTER 2020

Comparable Sales Increase (Decrease) (Stores and Direct):

	Second Quarter	Second Quarter	Year- to- Date	Year- to- Date
	2020	2019	2020	2019
Bath & Body Works[1]	123%	8%	84%	10%
Victoria's Secret[1]	28%	(6%)	6%	(6%)
L Brands[2]	63%	(1%)	32%	(1%)
NOTE: Stores are excluded from the comparable sales calculation when they have been closed for four consecutive days or more. Therefore, comparable sales results for 2020 exclude periods of time that stores were closed for four consecutive days or more as a result of the COVID-19 pandemic.  Refer to our SEC filings for further discussion regarding our comparable sales calculation.
1 - Results include company-owned stores in the U.S. and Canada and direct sales.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China and direct sales.

Comparable Sales Increase (Decrease) (Stores Only):

	Second Quarter	Second Quarter	Year- to- Date	Year- to- Date
	2020	2019	2020	2019
Bath & Body Works[1]	87%	4%	54%	6%
Victoria's Secret[1]	(10%)	(9%)	(13%)	(8%)
L Brands[2]	33%	(4%)	12%	(3%)
NOTE: Stores are excluded from the comparable sales calculation when they have been closed for four consecutive days or more. Therefore, comparable sales results for 2020 exclude periods of time that stores were closed for four consecutive days or more as a result of the COVID-19 pandemic.  Refer to our SEC filings for further discussion regarding our comparable sales calculation.
1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China.

Total Sales (Millions):

	Second Quarter	Second Quarter	% Inc/ (Dec)	Year- to- Date	Year- to- Date	% Inc/ (Dec)
	2020	2019		2020	2019
Bath & Body Works[1]	$678.1	$882.5	(23%)	$1,101.8	$1,596.8	(31%)
Bath & Body Works Direct	518.6	178.4	191%	807.5	334.8	141%
Total Bath & Body Works	$1,196.7	$1,060.9	13%	$1,909.3	$1,931.6	(1%)

Victoria's Secret[1]	$363.6	$1,232.5	(70%)	$877.6	$2,381.3	(63%)
Victoria's Secret Direct	613.9	373.1	65%	921.5	735.2	25%
Total Victoria's Secret	$977.5	$1,605.6	(39%)	$1,799.1	$3,116.5	(42%)

VS & BBW International[2]	$80.0	$154.5	(48%)	$145.4	$289.5	(50%)
Other	$65.3	$80.5	(19%)	$119.9	$192.7	(38%)
L Brands	$2,319.5	$2,901.5	(20%)	$3,973.7	$5,530.3	(28%)

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include retail sales from company-owned stores outside of the U.S. and Canada, direct sales in China, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	at 2/1/20	Opened	Closed	at 8/1/20
Victoria's Secret U.S.	909	2	(198)	713
PINK U.S.	144	1	—	145
Victoria's Secret Canada	33	—	(9)	24
PINK Canada	5	—	(3)	2
Total Victoria's Secret	1,091	3	(210)	884

Bath & Body Works U.S.	1,637	10	(14)	1,633
Bath & Body Works Canada	102	—	—	102
Total Bath & Body Works	1,739	10	(14)	1,735

Victoria's Secret U.K./Ireland	21	—	—	21
PINK U.K.	5	—	—	5
Victoria's Secret Beauty and Accessories	41	1	(3)	39
Victoria's Secret Greater China	23	3	(1)	25
Total International	90	4	(4)	90
Total L Brands Stores	2,920	17	(228)	2,709

Total Noncompany-Owned Stores:

	Stores			Stores
	at 2/1/20	Opened	Closed	at 8/1/20
Victoria's Secret Beauty & Accessories - Travel Retail	153	1	(5)	149
Bath & Body Works - Travel Retail	16	1	—	17
Victoria's Secret Beauty & Accessories	207	1	(8)	200
Victoria's Secret	72	3	—	75
PINK	12	1	—	13
Bath & Body Works	262	6	(1)	267
Total	722	13	(14)	721

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
THIRTEEN WEEKS ENDED AUGUST 1, 2020 AND AUGUST 3, 2019
(Unaudited)
(In thousands except per share amounts)
	2020	2019
Net Sales	$2,319,466	$2,901,538
Costs of Goods Sold, Buying and Occupancy	(1,607,986)	(1,919,300)
Gross Profit	711,480	982,238
General, Administrative and Store Operating Expenses	(667,440)	(807,637)
Operating Income	44,040	174,601
Interest Expense	(104,245)	(95,110)
Other Loss	(56)	(37,651)
Income (Loss) Before Income Taxes	(60,261)	41,840
Provision (Benefit) for Income Taxes	(10,664)	4,244
Net Income (Loss)	$(49,597)	$37,596

Net Income (Loss) Per Diluted Share	$(0.18)	$0.14

Weighted Average Shares Outstanding [1]	277,795	278,487

1 - Reported Weighted Average Shares Outstanding in the second quarter of 2020 reflects basic shares due to the Net Loss.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
TWENTY-SIX WEEKS ENDED AUGUST 1, 2020 AND AUGUST 3, 2019
(Unaudited)
(In thousands except per share amounts)
	2020	2019
Net Sales	$3,973,675	$5,530,347
Costs of Goods Sold, Buying and Occupancy	(2,973,586)	(3,614,095)
Gross Profit	1,000,089	1,916,252
General, Administrative and Store Operating Expenses	(1,273,748)	(1,588,306)
Operating Income (Loss)	(273,659)	327,946
Interest Expense	(201,044)	(194,007)
Other Income (Loss)	2,193	(31,499)
Income (Loss) Before Income Taxes	(472,510)	102,440
Provision (Benefit) for Income Taxes	(126,046)	24,589
Net Income (Loss)	$(346,464)	$77,851

Net Income (Loss) Per Diluted Share	$(1.25)	$0.28

Weighted Average Shares Outstanding [1]	277,391	278,326

1 - Reported Weighted Average Shares Outstanding in 2020 reflects basic shares due to the Net Loss.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

	Second Quarter		Year-to-Date
	2020	2019	2020	2019
Details of Special Items - Income (Expense)
Victoria's Secret Lease and Store Asset Impairment	$(117,109)	$—	$(213,953)	$—
Restructuring Charges	(80,807)	—	(80,807)	—
Hong Kong Store Closure and Lease Termination	36,287	—	36,287	—
Special Items included in Operating Income (Loss)	(161,629)	—	(258,473)	—
Loss on Extinguishment of Debt	—	(39,564)	—	(39,564)
Special Items Included in Other Income (Loss)	—	(39,564)	—	(39,564)
Tax Benefit from the Resolution of Certain Tax Matters and Changes in Tax Legislation	20,544	—	70,904	—
Tax Effect of Special Items included in Operating Income (Loss) and Other Income (Loss)	22,456	9,532	47,296	9,532
Special Items included in Net Income (Loss)	$(118,629)	$(30,032)	$(140,273)	$(30,032)
Special Items included in Earnings (Loss) Per Diluted Share	$(0.42)	$(0.11)	$(0.50)	$(0.11)

Reconciliation of Reported Operating Income (Loss) to Adjusted Operating Income (Loss)
Reported Operating Income (Loss)	$44,040	$174,601	$(273,659)	$327,946
Special Items included in Operating Income (Loss)	161,629	—	258,473	—
Adjusted Operating Income (Loss)	$205,669	$174,601	$(15,186)	$327,946

Reconciliation of Reported Net Income (Loss) to Adjusted Net Income (Loss)
Reported Net Income (Loss)	$(49,597)	$37,596	$(346,464)	$77,851
Special Items included in Net Income (Loss)	118,629	30,032	140,273	30,032
Adjusted Net Income (Loss)	$69,032	$67,628	$(206,191)	$107,883

Reconciliation of Reported Earnings (Loss) Per Diluted Share to Adjusted Earnings (Loss) Per Diluted Share
Reported Earnings (Loss) Per Diluted Share	$(0.18)	$0.14	$(1.25)	$0.28
Special Items included in Earnings (Loss) Per Diluted Share	0.42	0.11	0.50	0.11
Adjusted Earnings (Loss) Per Diluted Share	$0.25	$0.24	$(0.74)	$0.39

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:

Fiscal 2020

In the first quarter of 2020, adjusted results exclude the following:

•	A $96.8 million charge ($72.0 million net of tax of $24.8 million), included in buying and occupancy expenses, related to the impairment of certain Victoria’s Secret store assets.

•	A $50.4 million tax benefit related to the resolution of certain tax matters.

In the second quarter of 2020, adjusted results exclude the following:

•	A $117.1 million charge ($98.7 million net of tax of $18.5 million), included in buying and occupancy expenses, related to the impairment of certain Victoria’s Secret lease and store assets.

•	An $80.8 million charge ($65.2 million net of tax of $15.6 million), included in general, administrative and store operating expenses, related to previously announced restructuring actions.

•
A $36.3 million gain ($24.7 million net of tax of $11.6 million), principally included in buying and occupancy expenses, related to the closure and termination of our lease and the related liability for the Victoria’s Secret Hong Kong flagship store.

•	A $20.5 million income tax benefit related to recent changes in tax legislation included in the CARES Act.

Fiscal 2019

In the first quarter of 2019, there were no adjustments to results.
In the second quarter of 2019, adjusted results exclude the following:

•
A $39.6 million pre-tax loss ($30.0 million net of tax of $9.5 million), included in other income (loss), associated with the early extinguishment of $764 million in outstanding notes maturing between 2020 and 2022 through the issuance of $500 million of new notes maturing in 2029 and the use of $315 million in cash, lowering total debt by $264 million.

The Adjusted Financial Information should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of our ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. The Adjusted Financial Information should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com